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                                                                                                                          EXHIBIT 11

                               FIFTH THIRD BANCORP
                               -------------------
                COMPUTATION OF CONSOLIDATED NET INCOME PER SHARE
                ------------------------------------------------
                         FOR THE YEARS ENDED DECEMBER 31
                         -------------------------------

                                                                     1996           1995          1994          1993         1992
                                                                     ----           ----          ----          ----         ----

Net Income                                                    $     335,059       287,685        244,459       206,235      172,021
                                                                ============    ==========    ===========    ==========   ==========

Net income per common share - assuming no dilution:
   Weighted average number of shares outstanding (a)                103,994        98,879         96,580         93,973      93,494
                                                                ============    ==========    ===========    ===========  ==========

   Per share (net income divided by the weighted
     average number of shares outstanding)                    $        3.22          2.91           2.53           2.19        1.84
                                                                ============    ==========    ===========    ===========  ==========
Net income per common and common equivalent share:
   Net income                                                 $     335,059       287,685        244,459        206,235     172,021
   Add - Interest on 4 1/4% convertible subordinated
    notes due 1998, net of applicable income taxes                    1,637         4,257          4,332          4,393         546
                                                                ------------    ----------    -----------    -----------  ----------
   Adjusted net income                                        $     336,696       291,942        248,791        210,628     172,567
                                                                ============    ==========    ===========    ===========  ==========
   Adjusted weighted average number of shares
     outstanding - after giving effect to the
     conversion of stock options and convertible
     subordinated notes (a)                                         106,402       102,642        100,388         98,007      94,623
                                                                ============    ==========    ===========    ===========  ==========
   Per share (adjusted net income divided by
     the adjusted weighted average number of
     shares outstanding)                                      $        3.16          2.84           2.48           2.15        1.82
                                                                ============    ==========    ===========    ===========  ==========
Net income per common share - assuming full dilution:
   Adjusted net income                                        $     336,696       291,942        248,791        210,628     172,567
                                                                ============    ==========    ===========    ===========  ==========
   Adjusted weighted average number of shares
     outstanding - after giving effect to the
     conversion of stock options and convertible
     subordinated notes (a)                                         106,615       103,106        100,386         98,007      94,782
                                                                ============    ==========    ===========    ===========  ==========
   Per share (adjusted net income divided by
     the adjusted weighted average number of
     shares outstanding)                                      $        3.16          2.83           2.48           2.15        1.82
                                                                ============    ==========    ===========    ===========  ==========


(a) Per share amounts and average shares outstanding have been adjusted for the three-for-two stock splits effected in the form of stock dividends paid January 12, 1996 and April 15, 1992.

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